MUTUAL FUND SERVICES AGREEMENT

     THIS AGREEMENT is made as of this 19th day of August, 2003, by and between MEMORIAL FUNDS (the "Trust"), a Delaware business trust and CITCO-QUAKER FUND SERVICES, INC. ("CQFS"), a corporation organized under the laws of the State of Delaware.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized by its Master Trust Instrument and by-laws to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios") and to further divide such Portfolios into separate share classes, and

     WHEREAS, The Trust has authorized the issuance of shares of beneficial interest in the Portfolios, and share classes thereof, listed on Schedule A to this Agreement, attached hereto and made part of this Agreement, and

     WHEREAS, the Trust desires that CQFS perform certain Transfer Agent, Accounting, and Administrative Services for the Portfolios of the Trust listed on Schedule A; and

     WHEREAS, CQFS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

1.   RETENTION OF CQFS.

     The Trust hereby retains CQFS to act as Transfer Agent, Trust Accountant and Administrator of the Trust and to furnish the Trust with the services set forth in the Schedules attached to this Agreement which may be amended from time to time, and made part of this Agreement, as such Schedules may be amended from time to time. CQFS hereby accepts such employment to perform such duties.

2.   SUBCONTRACTING.

     CQFS may, at its expense and upon providing written notice to the Trust, subcontract with any entity or person concerning the provision of the services contemplated in the attached Schedules; provided, however, that CQFS shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that CQFS shall be responsible, to the extent provided in Section 6 or 7 hereof, for all acts of such subcontractor as if such acts were its own.

3.   COMPENSATION.

     The Trust shall pay for the services to be provided by CQFS under this Agreement in accordance with, and in the manner set forth in, Schedule E attached hereto. The Trust acknowledges that materially lowering the Trust's minimum investment will affect CQFS' ability to service the Trust. Accordingly, should the Trust lower the minimum investment for any portfolio other than any related/internal accounts of Adviser serviced by CQFS, the parties will negotiate a new, higher fee to reflect CQFS' additional expenses. If the parties fail to reach agreement within 2 weeks of the effective date of the lower investment minimum, either party may terminate the contract as set forth in Paragraph 5 herein.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, CQFS's compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of CQFS's compensation for the preceding month shall be made within 5 business days.

4.   EFFECTIVE DATE.

     This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

5.   TERM OF THIS AGREEMENT.

     The term of this Agreement shall continue in effect, unless earlier terminated by any party hereto as provided hereunder, for a period of three (3) years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for additional periods of one year.

     This Agreement may be terminated without penalty for any reason: by the Trust or CQFS upon sixty (60) days' written notice; or by the Trust for "cause" (as defined below) upon the provision of thirty (30) days' advance written notice.

     For purposes of this Agreement, "cause" shall mean:

     (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach;

     (ii) an act or omission involving gross negligence, willful malfeasance or intentional wrongdoing;

     (iii)a series of negligent acts, omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Trust, a serious, unremedied and ongoing failure to perform satisfactorily CQFS's obligations hereunder;

     (iv) a final, non-appealable judicial, regulatory or administrative ruling or order in which CQFS has been found guilty of criminal or unethical behavior in the conduct of its business;

     (v) financial difficulties evidenced by the filing of a voluntary or involuntary bankruptcy petition under Title 11 of the United States Code, as from time to time is in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors; or

     (vi) a change in ownership other than transfers between and among existing affiliates of CQFS.

     Notwithstanding the foregoing, in the event this Agreement is terminated and if CQFS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due CQFS and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination.

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

6.   STANDARD OF CARE.

     The duties of CQFS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against CQFS hereunder. CQFS shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. CQFS shall be liable for any damages arising directly or indirectly out of CQFS's failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of CQFS's willful misfeasance, bad faith, negligence in the performance of its or reckless disregard of it obligations and duties hereunder. (As used in this Article 7, the term "CQFS" shall include directors, officers, employees and other agents of CQFS as well as CQFS itself).

     Without limiting the generality of the foregoing or any other provision of this Agreement, (i) CQFS shall not be liable for consequential, special or punitive damages or (ii) any losses beyond its reasonable control, provided that CQFS has acted in accordance with the standard of care set forth above; and
(iii) CQFS shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that CQFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated persons of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes).

     CQFS may apply to the Trust at any time for instructions and may consult with counsel for the Trust or its own counsel, and with accountants and other experts with respect to any matter arising in connection with CQFS' duties hereunder, and CQFS shall not be liable for any action taken or omitted by such counsel, accountants or other experts qualified to render such opinion.

     Should the Trust direct CQFS to alter any industry procedure used by CQFS to carry out the duties listed in the attached Schedules, CQFS will be absolved from any liability therefore, pursuant to Articles 6 and 7 hereof.

7.   INDEMNIFICATION.

     The Trust agrees to indemnify and hold harmless CQFS from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which CQFS may become liable arising directly or indirectly out of any action or omission to act which CQFS takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Trust, or (ii) upon any instruction, notice or other instrument that CQFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated person of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes). Further, CQFS shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of CQFS' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 8, the term "CQFS" shall include Trustees, officers, employees and other agents of CQFS as well as CQFS itself).

     CQFS agrees to indemnify and hold harmless the Trust from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which the Trust may become liable arising directly or indirectly out of CQFS's own willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties as set forth in this Agreement. (As used in this Article 8, the term "CQFS" shall include Trustees, officers, employees and other agents of CQFS as well as CQFS itself.).

     The party seeking indemnification under this Article 8 shall notify the other party within ten (10) days after receipt of any written assertion of such claim threatening to institute or actually instituting an action or proceeding, including service of summons or other legal process. Failure to notify the party from whom indemnification is sought will relieve that party from any liability which it may have on account of the indemnity provisions set forth under this
Article 8.

     The parties will cooperate in the control of the defense of any action, suit or proceeding. Any party from whom indemnification is sought may negotiate the settlement of any action, suit or proceeding subject to the other party's approval, which approval will not be unreasonably withheld. The party seeking indemnification reserves the right to participate in the defense or settlement of a claim, action or proceeding with its own counsel, at its own cost, unless:

     o it has received an opinion from counsel to the indemnifying party stating that the use of common counsel would present an impermissible conflict of interest which does not otherwise alter the ability to obtain indemnification;

     o the defendants in, or targets of, any such action or proceeding include both CQFS and the Trust, and legal counsel to either party has reasonably concluded that there are legal defenses available to a party which are different from or additional to those available to the other party or which may be adverse to or inconsistent with defenses available to a party; or

     o the party from whom indemnification is sought authorizes the other party to employ separate counsel at the expense of the indemnifying party.

     o The terms of this Article 8 will survive the termination of this Agreement.

8.   RECORD RETENTION AND CONFIDENTIALITY.

     CQFS shall keep and maintain on behalf of the Trust all books and records which the Trust and CQFS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. CQFS further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process. In the event CQFS receives a request from a regulatory authority or civil process requesting such information, it will give notice to the Trust but shall not be obliged to await the Trust's response before complying with the request. In this regard, CQFS acknowledges receipt of the Trust's Privacy Policies and Procedures adopted pursuant to Regulation S-P and shall keep customer information confidential as set forth therein.

9.   FORCE MAJEURE.

     CQFS assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, terrorist acts, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. It is understood that CQFS has established a contingency disaster recovery plan in effort to address such problems.

10.  RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

     All records and other data except computer programs, whether or not customized, and procedures developed to perform services required to be provided by CQFS are the exclusive property of the Trust and all such records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. CQFS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain CQFS's files, records and documents created and maintained by CQFS pursuant to this Agreement which are no longer needed by CQFS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by CQFS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents. If destruction of documents is authorized by the Trust, CQFS shall provide reasonable proof of such destruction to the Trust. The Trust shall indemnify CQFS pursuant to
Article 8 against all claims arising from CQFS' following this instruction.

11.  REPRESENTATIONS OF THE TRUST.

     The Trust certifies to CQFS that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized an indefinite number of shares, (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; (3) that it has no undisclosed regulatory, civil or criminal investigations, proceedings, claims or lawsuits, and that it will adhere to all pertinent laws and regulations, including providing the certifications required by the Sarbanes-Oxley Act ; (4) that it will disclose promptly any material regulatory, civil or criminal investigation, proceeding, claim or lawsuit during the term of this Agreement and (5) that the Trust is aware of its obligations under the USA PATRIOT Act and will assure that its procedures are currently and will be adequate to meet the burdens thereunder.

12.  REPRESENTATIONS OF CQFS.

     CQFS represents and warrants that: (1) the various procedures and systems which CQFS has implemented with regard to safeguarding from loss or damage CQFS' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by CQFS and, when executed and delivered by CQFS, will constitute a legal, valid and binding obligation of CQFS, enforceable against CQFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement, (4) it has, as a registered transfer agent, established and implemented procedures under the USA Patriot Act and Bank Secrecy Act, including anti-money laundering and will adopt in accordance within the timeframe set forth by the pertinent U.S. regulators customer identification programs and (5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

13.  INSURANCE.

     CQFS shall furnish the Trust with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of its insurance carrier(s), coverage levels and deductible amounts. CQFS shall notify the Trust within ten (10) days should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore. CQFS shall notify the Trust within ten (10) of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance. Any failure on the part of CQFS to notify the Trust of changes to CQFS's insurance coverage as set forth in this Article 14 shall constitute a material breach of this Agreement, and the Trust shall be entitled to terminate this Agreement immediately in the event of such a breach.

14.  INFORMATION TO BE FURNISHED BY THE TRUST.

     The Trust has furnished to CQFS, or will furnish prior to the Effective Date, the following:

          (a)  Copies of the following documents:

               1. Copies of the Master Trust Agreement and/or Certificate of Trust and of any amendments thereto, certified (a copy if a certified version not readily available) by the proper official of the state in which such document has been filed.
               2.   The Trust's Bylaws and any amendments thereto; and
               3. Copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct CQFS thereunder.

          (b) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct CQFS in all matters.

          (c) Anti-Money Laundering Procedures, if any, that the Trust has adopted.

          (d) Privacy Policies and Procedures pursuant to Regulation S-P, if any, that the Trust has adopted.

          (e) Valuation, Fair Value and other Procedures for pricing and valuing fund shares, if any, adopted by the Trust.

          (f) Copies of the Prospectus and Statement of Additional Information for each Portfolio.

          (g) Copies of any other documents reasonably requested by CQFS in connection with entering into this Agreement.

15.  AMENDMENTS TO AGREEMENT.

     This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

16.  COMPLIANCE WITH LAW.

     CQFS does not provide legal or compliance services to the Trust except to the extent of the provision of reports described in the attached Schedules. Accordingly, the Trust must consult its own legal and compliance advisors with respect to the regulatory aspects of its business. Except for the

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

obligations of CQFS otherwise set forth herein, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

17.  NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered, certified mail or overnight courier to the party required to be served with such notice, at the following address: if to CQFS, at 1288 Valley Forge Road, P.O. Box 987, Suite 88, Valley Forge, PA 19482, Attn: Mr. Kenneth Faith; and if to the Trust, at 6550 Directors Parkway, Abilene, TX, 79606, Attn:
Mr. Carl C. Peterson or at such other address as such party may from time to time specify in writing to the other party pursuant to this Article.

18.  ASSIGNMENT.

     This Agreement and the rights and duties hereunder shall not be assignable by any party hereto except as provided in Paragraph 2 herein absent the express written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

19.  GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

20.  MULTIPLE ORIGINALS.

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

MEMORIAL FUNDS                          ATTEST

/S/Carl C. Peterson                     /S/Paul B. Ordonio
----------------------------------      -----------------------------------
By: Carl C. Peterson                    By: Paul B. Ordonio, Esq.
President                               Secretary

CITCO-QUAKER FUND SERVICES, INC.        ATTEST

/S/Kenneth A. Faith                     /S/Maria R. McGarry
----------------------------------      -----------------------------------
By: Kenneth Faith                       By:
Chief Operating Officer

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

                                   SCHEDULE A

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                                     BETWEEN
                                 MEMORIAL FUNDS
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                              DATED AUGUST 19, 2003

--------------------------------------------------------------------------------

PORTFOLIOS                                       CLASS A     CLASS B     NO-LOAD

--------------------------------------------------------------------------------
Government Bond Fund                                                        X
--------------------------------------------------------------------------------
Growth Equity Fund                                                          X
--------------------------------------------------------------------------------
Value Equity Fund                                                           X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

                                   SCHEDULE B

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                                 MEMORIAL FUNDS
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                             DATED AUGUST 19, 2003

ACCOUNTING  SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR THE
--------------------------------------------------------------------------------
PORTFOLIOS OF THE MEMORIAL FUNDS AS SET FORTH ON SCHEDULE A ABOVE
-----------------------------------------------------------------

     CQFS shall provide the Trust with accounting services, an Accounting Manager, and all other accounting services as the Trust may reasonably request which are derived from information CQFS maintains or generates based on the specific duties listed below.

(a)  Maintenance of Books and Records.

     CQFS shall maintain and keep current the accounts, books, records and other documents relating to the Trust's financial and portfolio transactions as may be required by the rules and regulations of the Securities and Exchange Commission (the "SEC") adopted under Section 31(a) of the 1940 Act. CQFS shall cause the subject records of the Trust to be maintained and preserved pursuant to the requirements of the 1940 Act.

(b)  Performance of Daily Accounting Services.

     In addition to the maintenance of the books and records specified above, CQFS shall perform the following accounting services daily for each
     Portfolio:

          (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection (ii) below;
          (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Portfolio's investment adviser or its designee as approved by the Trust's Board of Trustees (hereafter referred to as " Trustees");
          (iii)Verify and reconcile with the Portfolios' custodian all daily trade activity;
          (iv) Compute, as appropriate, each Portfolio's net income and capital gains, dividend payables, dividend factors, yields, and weighted average portfolio maturity;
          (v) Review daily the net asset value calculation and dividend factor (if any) for each Portfolio prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ or such other exchange or reporting entity as is approved by the Trustees;
          (vi) Determine unrealized appreciation and depreciation on securities held by the Portfolios;
          (vii)Amortize premiums and accrete  discounts on securities  purchased at a price other than face value, if requested by the Trust;
          (viii) Update  Trust  accounting  system to reflect rate  changes,  as received from a Portfolio's investment adviser or designee, on variable interest rate instruments;

          (ix) Post Portfolio transactions to appropriate categories;
          (x) Accrue expenses of each Portfolio according to instructions received from the Trust's administrator;
          (xi) Determine the outstanding receivables and payables for all (1) security trades, (2) Portfolio share transactions and (3) income and expense accounts;
          (xii)Provide accounting reports in connection with the Trust's regular annual audit and other audits and examinations by regulatory agencies; and
          (xiii) Provide such periodic reports as the parties shall agree upon.

(c)  Special Reports And Services.

          (i) CQFS may provide additional special reports upon the request of the Trust or a Portfolio's investment adviser or designee, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such special report.
          (ii) CQFS may provide such other similar services with respect to a Portfolio as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to the provision of such service.

(d)  Additional Accounting Services.

     CQFS shall also perform the following additional accounting services for each Portfolio:

          (i) Provide monthly a set of financial statements for each Portfolio as described below, upon request of the Trust: (1) Statement of Assets and Liabilities (2) Statement of Operations (3) Statement of Changes in Net Assets (4) Security Purchases and Sales Journals (5) Portfolio Holdings Reports.
          (ii) Provide accounting information for the following:

               (A) federal and state income tax returns and federal excise tax returns;
               (B) the Trust's semi-annual reports with the SEC on Form N-SAR and Form N-CSR;
               (C) the Trust's annual, semi-annual and quarterly (if any) shareholder reports;
               (D) registration statements on Form N-1A and other filings relating to the registration of shares;
               (E) CQFS's monitoring of the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
               (F)  annual audit by the Trust's auditors; and
               (G) regular examinations performed by the SEC. Please note that if an examination exceeds 5 business days in a single year, additional charges may apply.

          (iii)Provide accounting information and/or certifications from accounting personnel in connection with certified Trust reports and/or proxy materials under the Trust's Disclosure Control Procedures.
          (iv) Provide an experienced accountant to act as the Trust's Accounting Manager

                                   SCHEDULE C
                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                                 MEMORIAL FUNDS
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                              DATED AUGUST 19, 2003

ADMINISTRATIVE  SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR
--------------------------------------------------------------------------------
THE PORTFOLIOS OF THE MEMORIAL FUNDS AS SET FORTH ON SCHEDULE A ABOVE
---------------------------------------------------------------------

     CQFS shall provide the Trust with regulatory reporting services; shall provide all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Trust; provide the Trust with a Compliance Officer who shall coordinate and monitor the reports set forth in this Agreement and shall provide such other services as the Trust may request that CQFS perform consistent with its obligations under this Agreement. CQFS does not provide legal services to the Trust and the Trust should always consult its own counsel with respect to regulatory issues. Without limiting the generality of the foregoing, CQFS shall:

     (a) calculate Trust expenses and administer all disbursements for the Trust, and as appropriate compute the Trust's yields, total return, expense ratios and portfolio turnover rate;

     (b) cooperate, in consultation with the Trust and Trust counsel, in the printing and distribution of prospectuses, statements of additional information, registration statements and proxy materials;

     (c) prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary to make notice filings relating to the Trust's shares with state securities authorities, monitor the sale of Trust shares for compliance with state securities laws regarding registration, and file with the appropriate state securities authorities administrative, compliance filings as may be necessary or convenient to enable the Trust to make a continuous offering of its shares; provided that CQFS shall not prepare any documents requiring a legal opinion or constituting legal work;

     (d) coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Trust shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

     (e) monitor contracts on behalf of the Trust with the Trust's investment adviser, sub-advisers, distributor, custodian, and other service providers;

     (f) supervise the Trust's transfer agent with respect to the payment of dividends and other distributions to shareholders;

     (g) calculate performance data of the Trust for dissemination to outlets which the Trust may from time to time direct;

     (h) assist with the layout and printing of prospectuses and supplements thereto, and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders;

     (i) provide individuals acceptable to the Trustees to serve as officers of the Trust, who may be responsible for the management of certain administrative portions of the Trust's affairs as may determined by the Trustees, except for legal matters or compliance matters involving the actions of the Trustees themselves;

     (j) undertake to use its best efforts to locate and timely pay premiums for fidelity bonds and Trustees and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Trustees;

     (k) monitor for the Trust and its Portfolios their registered investment company status under Subchapter M of the Internal Revenue Code of 1986 by reviewing the allocation of securities in each portfolio and advise the Trust if any Portfolio fails to meet the requirements;

     (l) monitor and report for the Trust and its Portfolios daily transactions in Portfolio for compliance with Portfolio investment objectives and restrictions.

     (m) monitor and report for the Trust and its Portfolios the allocation of trades among broker-dealers

     (n) Monitor for the Trust compliance with its valuation procedure, privacy policies and procedures.

     (o) provide coordination of meetings and preparation of materials for the quarterly and special meetings of the Trustees and annual meetings of the Trust's shareholders;

     (p) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the Trust's independent public accountants in connection with the preparation of any audit or report requested by the Trust;

     (q) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with any regulatory audit of the Trust;

     (r) perform all administrative services and functions of the Trust to the extent administrative services and functions are not provided to the Trust by other agents of the Trust;

     (s) file with the SEC the semi-annual report for the Trust on Form N-SAR, Form N-CSR and all required notices pursuant to Rule 24f-2 under the 1940 Act as prepared by counsel for the Trust.

     (t) provide the Trust with an experience compliance professional to act as the Trust's Compliance Officer for purposes of compiling and reporting on the matters contemplated by this Agreement.

                                   SCHEDULE D

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                                 MEMORIAL FUNDS
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                              DATED AUGUST 19, 2003

TRANSFER AGENCY SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR
--------------------------------------------------------------------------------
THE PORTFOLIOS OF THE MEMORIAL FUNDS AS SET FORTH ON SCHEDULE A ABOVE
---------------------------------------------------------------------

     (a)  Shareholder Transactions
          ------------------------

          (i) Process shareholder purchase and redemption orders in accordance with conditions set forth in the Trust's prospectus, anti-money laundering procedures, customer identification procedures and the USA Patriot Act.

          (ii) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

          (iii)Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (iv) Issue periodic statements for shareholders.

          (v)  Process transfers and exchanges.

          (vi) Act as a service agent and process dividend payments, including the purchase of new shares, through dividend reimbursement.

          (vii)Record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding.

          (viii) Perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

          (ix) Administer and/or perform all other customary services of a transfer agent.

     (b)  Shareholder Information Services
          --------------------------------

          (i) Make information available to shareholder servicing units and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

          (ii) Produce a reasonable amount of detailed transaction history through duplicate or special order statements upon request. CQFS reserves the right to charge extra if these requests exceed 10% of the shareholders per quarter.

          (iii)Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

          (iv) Respond to all inquiries and communications from shareholders relating to shareholder accounts in accordance with the guidance provided by the Board.

     (c)  Compliance Reporting
          --------------------

          (i) Provide reports to the Securities and Exchange Commission and the states in which the Portfolios are registered.

          (ii) Prepare and distribute appropriate Internal Revenue Service forms for shareholder income and capital gains.

          (iii) Issue tax withholding reports to the Internal Revenue Service.

     (d)  Dealer/Load Processing (if applicable)
          --------------------------------------

          (i) Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

          (ii) Account  for   separation   of   shareholder   investments   from
               transaction sale charges for purchase of Portfolio shares.

          (iii)Calculate fees due under 12b-1 plans for distribution and marketing expenses.

          (iv) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.

     (e)  Shareholder Account Maintenance
          -------------------------------

          (i) Maintain all shareholder records for each account in each Portfolio.

          (ii) Registrar and official keeper of the list of shareholders of record

          (iii)Issue   customer   statements  on  scheduled   cycle,   providing
               duplicate second and third party copies if required.

          (iv) Record shareholder account information changes.

          (v)  Maintain account documentation files for each shareholder.

     CQFS shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time either at no additional fees or for such reasonable and customary fees as are mutually agreed upon by the parties; provided, however that the Trust may retain third parties to perform such other services. Such services may include performing internal audit examination; mailing the annual reports of the Portfolios; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay CQFS's routine out-of-pocket expenses but the Trust must pre-approve any extraordinary or additional out of pocket expenses.

                                   SCHEDULE E

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                                 MEMORIAL FUNDS
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                              DATED AUGUST 19, 2003

                            PROPOSED PRICING SCHEDULE
                         FOR ADMINISTRATION, ACCOUNTING
                          AND TRANSFER AGENCY SERVICES

CITCO-Quaker Fund Services will provide all of the services described in Schedule B through Schedule D herein, to all Portfolios listed on Schedule A herein. For the term of this Agreement, the Trust will pay annually the greater of either $175,000 or the fees shown on the schedule below.

--------------------------------------------------------------------------------
                                  FEE SCHEDULE
--------------------------------------------------------------------------------
     AVERAGE DAILY NET ASSETS OF COMPLEX                    ANNUALIZED FEES
--------------------------------------------------------------------------------
     All Memorial Fund Complex Assets
--------------------------------------------------------------------------------
     Up to $400 million                                          0.10%
     400-600 Million                                             0.04%
     > 600 Million                                               0.03%
--------------------------------------------------------------------------------

Above quote includes serving the first 100 shareholder accounts. CQFS will charge $25 annually for each new shareholder account thereafter. All NSCC Network, Level 3 shareholder accounts will be billed at $5 annually per account. Lastly CQFS will charge $35,000 for each new Fund added to the Trust, which will be added to the $175,000 annual minimum, assuming the Funds do not meet the basis point fee schedule. CQFS will not purge any shareholder account history at any time and will not charge for any shareholder account that maintains a ZERO share balance.

In addition to paying CQFS the fees described in Fee Schedule above, the Trust agrees to reimburse CQFS for its actual out-of-pocket expenses in providing services hereunder, or in de-conversion, including without limitation the following:

     (a) All freight, delivery and bonding charges incurred by CQFS in delivering materials to and from the Trust;

     (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by CQFS in communications with the Trust, an adviser or sub-adviser to the Trust, the Trust's custodian, dealers and charges for maintaining a toll-free number for investors and potential investors; or other charges required to permit CQFS to perform the services to be provided hereunder;

     (c)  The Trust's proportionate costs of obtaining security market quotes;

     (d) All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Trust;

     (e) Any expenses CQFS shall incur at the written direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes;

     (f) Any expenses relating to routine and non-routine mailings including but not limited to postage, preparation, photocopying, supplies, and record storage;

     (g) Any expenses associated with Blue Sky fees to the extent not covered by Schedule C (p), Edgar Filings and Escheatment support, applicable Imaging fees, VRU services, Citrix links, internet architecture and access fees, DST FanMail or other similar reporting services, bank service charges, associated fees of NSCC trading, other industry standard transfer agency expenses which shall be pre-approved, travel expenses in excess of an annual visit to the Trust's Texas offices and any other expenses approved by the Portfolio(s) or an Adviser thereto in advance;

     (h) Any expenses associated with the implementation and enforcement of customer identification procedures as required by regulations or rules adopted pursuant to the USA PATRIOT Act, and any new law, rule or regulation issued relating to Anti-Money Laundering policies which require the commitment of CQFS resources which rules are adopted subsequent to the Effective Date and which pro-rata expenses are directly related to Trust operations.

     (i) Any additional expenses reasonably incurred by CQFS in the performance of its duties and obligations under this Agreement and approved in advance by the Trust.

     (j) Any amounts paid to a third-party (Citco-Quaker Fund Distributors, Inc.) by the Trust or Adviser shall be credited to CQFS's invoice for payment and thereby be deducted in like amount.

Each Portfolio will also be responsible for its normal operating expenses, such as federal and state filing fees, insurance premiums, typesetting and printing of the Portfolio's public documents, and fees and expenses of each Portfolio's other vendors and providers.

CQFS shall provide the Trust with a monthly statement detailing out-of-pocket expenses as allocated to each Portfolio each time it presents and invoice for payment.

CHANGE OF TERMS:

This schedule is based upon the current requirements of the Trust, as set forth in the Prospectus and Statement of Additional Information (SAI). Any material changes to the Prospectus or SAI, including but not limited to the addition of Portfolios, constitutes a material change to this Agreement. If such changes occur, the parties will renegotiate this schedule in accordance with the terms of Paragraph 3 of the Mutual Fund Services Agreement.